Exhibit 99.1

News Release

PartnerRe Ltd. Reports First Quarter 2010 Results

•	First Quarter Operating Loss per share of $0.50; Net Income per share of $0.85

•	First Quarter Annualized Operating ROE of (2.3)%; Annualized Net Income ROE of 4.0%

•	Book Value of $84.12 per share, compared to $84.51 at year-end 2009

PEMBROKE, Bermuda, May 6, 2010 — PartnerRe Ltd. (NYSE,Euronext:PRE) today reported net income of $79.7 million, or $0.85 per share on a fully diluted basis for the first quarter of 2010. Net income includes net after-tax realized and unrealized gains on investments of $110.6 million, or $1.33 per share. Net income for the first quarter of 2009 was $141.5 million, or $2.32 per share on a fully diluted basis, including net after-tax realized and unrealized losses on investments of $74.5 million or $1.30 per share, as well as a net after-tax gain of $57.0 million, or $0.99 per share, from the purchase of approximately 75% of the Company’s outstanding Capital Efficient Notes (CENts). The Company recorded an operating loss of $41.8 million, or $0.50 per share on a fully diluted basis, for the first quarter of 2010. This compares to operating earnings of $155.7 million, or $2.72 per share, for the first quarter of 2009. Operating earnings exclude net after-tax realized and unrealized investment gains and losses, net after-tax realized gain on the purchase of the CENts, and net after-tax interest in results of equity investments, and is calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on results for the first quarter of 2010, PartnerRe President & Chief Executive Officer Patrick Thiele said, “As a global, diversified reinsurer, we assume volatility that our insurance company clients don’t want and, consequently, we expect to occasionally show that volatility in our own quarterly financial results. This quarter was an example of that with approximately $334 million in catastrophes causing a small operating loss. Nevertheless, we reported positive net income, as our capital markets risks more than offset those losses, and GAAP book value per share was essentially flat with year-end 2009.”

Mr. Thiele added, “We are progressing well with the integration of PARIS RE into PartnerRe and expect to meet our goal of operating as one entity at the July 1, 2010 renewals. There have been no surprises in the business or the balance sheet we purchased and we remain pleased with this acquisition and the business and talent it has added to PartnerRe.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended March 31
	2010	2009
Net Premiums Written	$1,784,165	$1,308,058
Net Premiums Earned	$1,153,779	$866,450
Non-life Combined Ratio	116.9%	87.0%
Net Income	$79,654	$141,521
Net Income per share (a)	$0.85	$2.32
Operating (Loss)/Earnings (a)	$(41,782)	$155,742
Operating (Loss)/Earnings per share (a)	$(0.50)	$2.72

(a) Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends. Operating earnings/loss is defined as net income/loss available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts and after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the first quarter of 2010 were $1.8 billion, compared to $1.3 billion in the first quarter of 2009. Total revenues for the first quarter of 2010 were $1.5 billion, compared to $1.0 billion in the first quarter of 2009, and included $1.2 billion of net premiums earned, up 33% from the first quarter of 2009; net investment income of $173.1 million, up 30% when compared to $133.1 million in the first quarter of 2009; pre-tax net realized and unrealized investment gains of $145.5 million as compared to pre-tax net realized and unrealized investment losses of $70.1 million and a pre-tax gain of $88.4 million from the purchase of the CENts in the first quarter of 2009. Net premiums written, net premiums earned and net investment income were all positively impacted by foreign exchange, amounting to increases of 6%, 6% and 3%, respectively.

During the first quarter of 2010, the Company repurchased 3,006,873 common shares at a total cost of approximately $231 million. In February, the Company announced an increase in its share repurchase authorization up to a total of 8 million common shares. In April 2010, the Company repurchased 1,825,450 common shares at a total cost of approximately $146

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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million. Approximately 5 million common shares now remain under the current repurchase authorization.

Separately, the Company announced today that its Board of Directors declared a quarterly dividend of $0.50 per common share. The dividend will be payable on June 1, 2010, to common shareholders of record on May 21, 2010, with the stock trading ex-dividend commencing May 19, 2010.

Results by Segment

The Non-life segment reported net premiums written of $1.6 billion for the first quarter of 2010, up 40% from $1.1 billion in the same period in 2009, primarily due to the inclusion of PARIS RE’s net premiums written in the first quarter of 2010. Non-life net premiums written for the first quarter of 2010 were also positively impacted by foreign exchange, which contributed 5% of the increase when compared with the first quarter of 2009. Net premiums earned were $989 million in the first quarter of 2010, compared with $724 million for the same period in 2009. The combined ratio for the first quarter of 2010 was 116.9%, compared to 87.0% for the first quarter 2009. This year’s first quarter was impacted by significant catastrophes, totalling $329 million or 33 points on the Non-life technical ratio, primarily in the Global (Non-U.S.) P&C, Global (Non-U.S.) Specialty, Catastrophe and PARIS RE sub-segments. The Non-life technical result was a loss of $89 million for the first quarter of 2010, compared to a gain of $147 million for the prior year period.

The U.S. business, which represented 16% of total net premiums written for the quarter, reported net premiums written of $293 million for the first quarter of 2010, compared with $312 million for the same period in 2009. Net premiums earned were $233 million in the first quarter of 2010, compared to $241 million for the same period in 2009. The technical ratio for this sub-segment was 90.7% for the first quarter of 2010, compared to 93.1% in the first quarter of 2009. The technical result for the first quarter of 2010 was $22 million, compared to $16 million for the same period in 2009.

The Global (Non-U.S.) P&C business, which represented 19% of total net premiums written for the quarter, reported net premiums written of $339 million for the first quarter of 2010, compared to $299 million for the same period in 2009. Net premiums earned during the quarter were $166 million, compared to $157 million for the first quarter of 2009. The technical ratio for this sub-segment was 139.9%, including 60 points related to catastrophe losses, for the first quarter of 2010 compared to 73.9% for the same period in 2009. The technical result for the first quarter of 2010 was a loss of $66 million, compared to a gain of $41 million for the same period in 2009.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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The Global (Non-U.S.) Specialty business, which represented 20% of total net premiums written for the quarter, reported net premiums written of $352 million for the first quarter of 2010, compared to $331 million for the same period in 2009. Net premiums earned were $255 million for the quarter, compared to $247 million for the same period in 2009. This sub-segment’s technical ratio was 92.4%, including 10 points related to catastrophe losses, compared to 88.0% for the first quarter of 2009. The technical result for the first quarter of 2010 was $19 million, compared to $30 million for the same period in 2009.

The Catastrophe business, which represented approximately 14% of total net premiums written for the quarter, reported net premiums written of $246 million for the first quarter of 2010, compared to $205 million for the same period in 2009. Net premiums earned were $92 million for the first quarter of 2010, compared to $79 million for the same period in 2009. This sub-segment’s technical ratio for the first quarter of 2010 was 142.9%, compared to 23.7% for the first quarter of 2009. The technical result for the first quarter of 2010 was a loss of $39 million, compared to a gain of $60 million for the same period in 2009.

The PARIS RE business, which represented approximately 21% of total net premiums written for the quarter, reported net written premiums of $377 million for the first quarter of 2010. Net premiums earned were $243 million for the first quarter of 2010, while the technical ratio was 110.2%, including 33 points related to catastrophe losses. The technical result for the first quarter of 2010 was a loss of $25 million.

The Life segment, which represented 10% of total net premiums written for the quarter, reported net premiums written of $183 million for the first quarter of 2010, compared to $160 million in the same period of 2009. The allocated underwriting result was $12 million for the first quarter of 2010, compared to $5 million in the first quarter of 2009.

The Company’s capital markets and investment activities are reported under the heading of “Corporate and Other”. Within Corporate and Other, capital markets and investment activities contributed $153 million to pre-tax operating income in the first quarter of 2010 as compared to $116 million for the same period in 2009. Separately, with the Company reporting changes in the unrealized market values of invested assets and funds held – directly managed assets in net income, capital markets and investment activities contributed pre-tax non-operating gains of $148 million in the first quarter of 2010, compared to pre-tax non-operating losses of $76 million in the first quarter of 2009.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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Balance Sheet Items

At March 31, 2010, total assets were $24.8 billion, up 5% from December 31, 2009. At March 31, 2010, total investments, cash and funds held – directly managed were up 2% to $18.5 billion. Net Non-life loss and loss expense reserves were $10.6 billion at March 31, 2010, essentially flat when compared with December 31, 2009. During the first quarter of 2010, the Company’s estimate of Non-life reserves for prior accident years developed favorably by $93 million. The overall first quarter prior year reserve development in the Non-life segment includes net favorable development of $22 million in the U.S. sub-segment, $34 million in the Global (Non-U.S.) P&C sub-segment, $34 million in the Global (Non-U.S.) Specialty sub-segment, $2 million in the Catastrophe sub-segment, and $1 million in the PARIS RE sub-segment. In the first quarter of 2009, Non-life reserves for prior years developed favorably by $100 million. Net policy benefits for life and annuity contracts were $1.6 billion at March 31, 2010, essentially flat with December 31, 2009. During the first quarter of 2010, the Company’s estimate of Life reserves for prior years developed favorably by $11 million, compared to adverse development of $7 million in the first quarter of 2009.

At March 31, 2010, total capital was $8.2 billion, up 3% from the $8.0 billion at December 31, 2009. Total shareholders’ equity was $7.4 billion, compared to $7.6 billion at December 31, 2009. Book value per common share at March 31, 2010 was $84.12 on a fully diluted basis compared to $84.51 per diluted share at December 31, 2009.

For additional information, the Company has posted a first quarter 2010 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data.

Commentary and Outlook

Mr. Thiele said, “The current reinsurance market remains stable, and looking forward we see no significant changes in either pricing or loss trends in most of our markets with the exception of South American earthquake exposures where pricing is responding to the losses. In this environment, we will continue to optimize our larger, more diversified book of business, with the combined book priced at a low double digit return on deployed underwriting capital.”

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts, and the after-tax interest in earnings/losses of equity investments, where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt, senior notes and CENts, to manage the capital structure of the Company.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2009, total revenues were $5.4 billion. At March 31, 2010, total assets were $24.8 billion, total capital was $8.2 billion and total shareholders’ equity was $7.4 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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Contacts:	PartnerRe Ltd. (441) 292-0888 Investor Contact: Robin Sidders Media Contact: Celia Powell	Sard Verbinnen & Co. (212) 687-8080 Drew Brown/Briana Kelly

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income

(Expressed in thousands of U.S. dollars, except per share data)

(Unaudited)

	For the three months ended March 31, 2010	For the three months ended March 31, 2009
Revenues
Gross premiums written	$1,909,326	$1,340,380

Net premiums written	$1,784,165	$1,308,058
Increase in unearned premiums	(630,386)	(441,608)

Net premiums earned	1,153,779	866,450
Net investment income	173,122	133,127
Net realized and unrealized investment gains (losses)	145,474	(70,120)
Net realized gain on purchase of capital efficient notes	—	88,427
Other income	1,274	4,582

Total revenues	1,473,649	1,022,466

Expenses
Losses and loss expenses and life policy benefits	1,012,337	518,899
Acquisition costs	220,107	199,968
Other operating expenses	128,134	83,594
Interest expense	7,132	9,146
Amortization of intangible assets	4,803	—
Net foreign exchange (gains) losses	(3,627)	3,349

Total expenses	1,368,886	814,956

Income before taxes and interest in earnings (losses) of equity investments	104,763	207,510
Income tax expense	27,554	59,812
Interest in earnings (losses) of equity investments	2,445	(6,177)

Net income	$79,654	$141,521

Preferred dividends	$8,631	$8,631

Operating (loss) earnings available to common shareholders	$(41,782)	$155,742

Comprehensive income, net of tax	$6,978	$112,645

Per Share Data:
Earnings per common share:
Basic operating (loss) earnings	$(0.51)	$2.76
Net realized and unrealized investment gains (losses), net of tax	1.35	(1.32)
Net realized gain on purchase of capital efficient notes, net of tax	—	1.00
Interest in earnings (losses) of equity investments, net of tax	0.03	(0.09)

Basic net income	$0.87	$2.35

Weighted average number of common shares outstanding	81,696.9	56,511.2
Diluted operating (loss) earnings (1)	$(0.50)	$2.72
Net realized and unrealized investment gains (losses), net of tax	1.33	(1.30)
Net realized gain on purchase of capital efficient notes, net of tax	—	0.99
Interest in earnings (losses) of equity investments, net of tax	0.02	(0.09)

Diluted net income	$0.85	$2.32

Weighted average number of common and common share equivalents outstanding	83,328.8	57,320.3

(1)Income before taxes and interest in earnings (losses) of equity investments includes $26.9 million of expenses related to the acquisition of Paris Re for the three months ended March 31, 2010. See page 35 of the Company’s Financial Supplement as of March 31, 2010.

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	March 31, 2010	December 31, 2009
Assets
Investments:
Fixed maturities, trading securities, at fair value	$14,090,157	$14,143,093
Short-term investments, trading securities, at fair value	72,340	137,346
Equities, trading securities, at fair value	879,083	795,539
Other invested assets	187,417	225,532

Total investments	15,228,997	15,301,510
Funds held—directly managed	1,981,665	2,124,826
Cash and cash equivalents, at fair value, which approximates amortized cost	1,319,275	738,309
Accrued investment income	204,591	218,739
Reinsurance balances receivable	2,908,652	2,249,181
Reinsurance recoverable on paid and unpaid losses	420,251	367,453
Funds held by reinsured companies	900,257	938,039
Deferred acquisition costs	709,745	614,857
Deposit assets	302,933	313,798
Net tax assets	64,994	79,044
Goodwill	455,533	455,533
Intangible assets	224,264	247,269
Other assets	96,019	83,986

Total assets	$24,817,176	$23,732,544

Liabilities
Unpaid losses and loss expenses	$10,930,486	$10,811,483
Policy benefits for life and annuity contracts	1,613,662	1,615,193
Unearned premiums	2,371,256	1,706,816
Other reinsurance balances payable	488,664	426,091
Deposit liabilities	318,115	330,015
Net tax liabilities	414,231	444,789
Accounts payable, accrued expenses and other	271,262	231,441
Current portion of long-term debt	200,000	200,000
Debt related to senior notes	750,000	250,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	17,428,665	16,086,817

Shareholders’ Equity
Common shares (par value $1.00, issued: 2010, 83,027,283; 2009, 82,585,707)	83,027	82,586
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2010 and 2009, 11,600,000; aggregate liquidation preference: 2010 and 2009, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2010 and 2009, 9,200,000; aggregate liquidation preference: 2010 and 2009, $230,000,000)	9,200	9,200
Additional paid-in capital	3,373,045	3,357,004
Accumulated other comprehensive income:
Currency translation adjustment	14,100	82,843
Other accumulated comprehensive (loss) income	(1,849)	2,084
Retained earnings	4,131,104	4,100,782
Common shares held in treasury, at cost (2010, 3,011,873 shares; 2009, 5,000 shares)	(231,716)	(372)

Total shareholders’ equity	7,388,511	7,645,727

Total liabilities and shareholders’ equity	$24,817,176	$23,732,544

Shareholders’ Equity Per Common Share (excluding cumulative preferred shares: 2010 and 2009, $520,000,000)	$85.84	$86.29

Diluted Book Value Per Common and Common Share Equivalents Outstanding (assuming exercise of all share-based awards)	$84.12	$84.51

Number of Common and Common Share Equivalents Outstanding	81,647.4	84,319.7

PartnerRe Ltd.

Segment Information

(in millions of U.S. dollars)

(Unaudited)

For the three months ended March 31, 2010

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Paris Re	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$293	$341	$379	$246	$461	$1,720	$187	$2	$1,909

Net premiums written	$293	$339	$352	$246	$377	$1,607	$183	$(6)	$1,784
(Increase) decrease in unearned premiums	(60)	(173)	(97)	(154)	(134)	(618)	(18)	6	(630)

Net premiums earned	$233	$166	$255	$92	$243	$989	$165	$—	$1,154
Losses and loss expenses and life policy benefits	(150)	(193)	(185)	(124)	(229)	(881)	(132)	—	(1,013)
Acquisition costs	(61)	(39)	(51)	(7)	(39)	(197)	(23)	—	(220)

Technical result	$22	$(66)	$19	$(39)	$(25)$	$(89)	$10	$—	$(79)

Other income						1	—	—	1
Other operating expenses						(78)	(14)	(36)	(128)

Underwriting result						$(166)	$(4)	n/a	$(206)

Net investment income							16	157	173

Allocated underwriting result (1)							$12	n/a	n/a

Net realized and unrealized investment gains								146	146
Interest expense								(7)	(7)
Amortization of intangible assets								(5)	(5)
Net foreign exchange gains								4	4
Income tax expense								(27)	(27)
Interest in earnings of equity investments								2	2

Net income								n/a	$80

Loss ratio (2)	64.5%	116.1%	72.5%	134.9%	94.4%	89.1%
Acquisition ratio (3)	26.2	23.8	19.9	8.0	15.8	19.9

Technical ratio (4)	90.7%	139.9%	92.4%	142.9%	110.2%	109.0%
Other operating expense ratio (5)						7.9

Combined ratio (6)						116.9%

For the three months ended March 31, 2009

	U.S.	Global (Non- U.S.) P&C	Global (Non- U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$312	$299	$359	$205	$1,175	$164	$1	$1,340

Net premiums written	$312	$299	$331	$205	$1,147	$160	$1	$1,308
(Increase) decrease in unearned premiums	(71)	(142)	(84)	(126)	(423)	(20)	1	(442)

Net premiums earned	$241	$157	$247	$79	$724	$140	$2	$866
Losses and loss expenses and life policy benefits	(162)	(75)	(157)	(11)	(405)	(113)	(1)	(519)
Acquisition costs	(63)	(41)	(60)	(8)	(172)	(28)	—	(200)

Technical result	$16	$41	$30	$60	$147	$(1)	$1	$147

Other income					3	1	1	5
Other operating expenses					(54)	(10)	(20)	(84)

Underwriting result					$96	$(10)	n/a	$68

Net investment income						15	118	133

Allocated underwriting result (1)						$5	n/a	n/a

Net realized and unrealized investment losses							(70)	(70)
Net realized gain on purchase of capital efficient notes							89	89
Interest expense							(9)	(9)
Net foreign exchange losses							(3)	(3)
Income tax expense							(60)	(60)
Interest in losses of equity investments							(6)	(6)

Net income							n/a	$142

Loss ratio (2)	66.9%	47.9%	63.6%	14.1%	55.9%
Acquisition ratio (3)	26.2	26.0	24.4	9.6	23.7

Technical ratio (4)	93.1%	73.9%	88.0%	23.7%	79.6%
Other operating expense ratio (5)					7.4

Combined ratio (6)					87.0%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.